UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 27, 2018

SOLIS TEK INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53635	20-8609439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

853 Sandhill Avenue, Carson, California 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 998-8881

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Davis Employment Agreement

On August 27, 2018, Solis Tek Inc. (the “Company”) and Tiffany Davis (“Davis”) entered into an amendment (the “Amendment”) to the employment agreement between the Company and Davis, dated August 22, 2018 (the “Agreement”). Under the Agreement, Davis was to receive 750,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon the effective date of the Agreement. Pursuant to the Amendment, Davis agreed to accept, in lieu of the 750,000 shares of Common Stock, options to purchase 750,000 shares of Common Stock, exercisable for five years at $0.94 per share. No other changes were made to the Agreement.

Resignation of Stanley Teeple

On August 30, 2018, Stanley Teeple resigned as the Company’s Chief Compliance Officer, Secretary and Senior Vice President, effective August 31, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01	Amendment to Employment Agreement, dated August 27, 2018, by and between Solis Tek Inc. and Tiffany Davis.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLIS TEK INC.

Date: August 31, 2018	By:	/s/ TIFFANY DAVIS
Tiffany Davis
Chief Operating Officer

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